Final Transcript

Conference Call Transcript

AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

Event Date/Time: Jul. 23. 2008 / 5:00PM ET

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

CORPORATE PARTICIPANTS

 Phil Talamo
 AllianceBernstein - IR

 Jerry Lieberman
 AllianceBernstein - President, COO

 Lew Sanders
 AllianceBernstein - Chairman, CEO

CONFERENCE CALL PARTICIPANTS

 Bill Katz
 Buckingham Research - Analyst

 Craig Siegenthaler
 Credit Suisse - Analyst

 Marc Irizarry
 Goldman Sachs - Analyst

 Robert Lee
 KBW - Analyst

 Cynthia Mayer
 Merrill Lynch - Analyst

 Roger Smith
 FPK - Analyst

PRESENTATION

Operator

Thank you for standing by and welcome to the AllianceBernstein second quarter 2008 earnings review. At this time all participants are in a listen-only mode. After the formal remarks there will be a question-and-answer session and I will give you instructions on how to ask questions at that time. As a reminder, this conference is being recorded and will be replayed for one week. I would now like to turn the conference over to the host of this call, the Director of Investor Relations for AllianceBernstein, Mr. Philip Talamo. Sir, please go ahead.

Philip Talamo

Thank you, Kayla. Good afternoon, everyone, and welcome to our second-quarter 2008 earnings review. As a reminder, this conference call is being webcast and is supported by a slide presentation that can be found in the investor relations section of our website at www.alliancebernstein.com/investorrelations.

Presenting our results today is our President and Chief Operating Officer, Jerry Lieberman. Lew Sanders, our Chairman and CEO, and Bob Joseph, our Chief Financial Officer, will also be available to answer questions at the end of our formal remarks.

I'd like to take this opportunity to note that some of the information we present today is forward-looking in nature and as such is subject to certain SEC rules and regulations regarding disclosure. Our disclosure regarding forward-looking statements can be found on page 2 of our presentation as well as in the risk factors section of our 2007 10-K.

In light of the SEC's Regulation FD, management is limited to responding to inquiries from investors and analysts in a non-public forum. Therefore we encourage you to ask all questions of a material nature on this call. And now I'll turn the call over to Jerry.

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

 Jerry Lieberman

Thank you, Phil, and good afternoon to everyone on the call. Before getting into specifics for the quarter, I just want to point out the obvious and that is that the trailing 12 months ended June 30, 2008 was the worst period for the global equity markets in about five years. These tumultuous market conditions have had, not surprisingly, a negative, but not a devastating, impact on our results. Accordingly, AUM, revenues, expenses, net income and distributions are all down versus the second quarter of 2007.

With the scene now set let's get into some specifics. After a strong start to the second quarter of 2008, a severe deterioration that began in mid-May led to primarily negative returns across most of the global capital markets. Among the six indices that we discuss on the next two displays, only the Russell 1000 Growth Index was positive for the quarter, and it was barely positive.

On display 3 you'll see that the Russell 1000 Growth generated 120 basis points of return, but the Russell 1000 Value Index was down 530 basis points and the S&P 500 lost 270 basis points. The Lehman Aggregate Bond Index was in negative territory for the first time in a year, dropping 100 basis points.

The continued weak performance in non-U.S. markets is shown on display 4, with all three indices generating negative returns for the second consecutive quarter. Although returns actually improved substantially versus the first quarter, the MSCI EAFE Index was still down 230 basis points, the MSCI World down 170 basis points, and the MSCI Emerging Markets down 90 basis points.

AllianceBernstein's relative performance was mixed for the second quarter of 2008, as we show on display 5. Most Value equity services lagged broad benchmarks while our Growth equity services had a respectable quarter, generally outperforming their benchmarks. Fixed Income services outperformed, with all but one service shown in our appendix outperforming benchmark or peer average returns. As for our suite of Alternative Investment services, absolute returns were mixed but were generally in-line with the major global indices, with pockets of outperformance.

Additional detail on the relative performance of many of our services can be found in the appendix on displays 26 to 35.

I'll begin my discussion of assets under management on display 6, with a look at changes by channel for the three months ended June 30, 2008. During the quarter, total AUM fell to $717 billion, down 3% for the quarter, down 10% versus last June and 14% off the all-time high of $837 billion achieved at the end of October 2007. Modest net outflows of $4.6 billion increased slightly from the first quarter. Retail again experienced our most significant net outflows at $2.5 billion as both our Institutional and Private Client channels had net outflows of less than 1% of beginning AUM. Finally, the difficult six weeks I alluded to earlier led to market depreciation of $14 billion.

As for changes in AUM over the last twelve months, shown on display 7, market depreciation was the driver of the 10%, or nearly $80 billion, decline in assets under management. Net flows were quite modest, with Retail outflows largely offsetting the net inflows into our Institutional Investments and Private Client channels.

Display 8 summarizes the changes in AUM by investment services for the three months ended June 2008. We incurred net outflows in all three of our primary services, but funded $2.6 billion of asset allocation services, which are reflected in our "Other" column. As you can see, market depreciation of $14.1 billion was due predominantly to Value equity services.

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

Looking at changes in AUM by Investment Service for the twelve months ended June 2008 on display 9, you can see that our Value equity and Fixed Income services experienced modest net inflows and our Growth equity services saw net outflows of $4.4 billion. Value equity services suffered the most significant market depreciation at nearly $72 billion, as this style of investing, which is our largest service, was most exposed to market dislocations. Fixed Income was the only service that generated market appreciation during the period, a result particularly important for our Private Clients.

Turning to distribution channel highlights, I'll begin with Institutional Investments on display 10. AUM declined 2% in the quarter with market depreciation accounting for the bulk of the decline. Despite nearly 100 mandates funded by clients in this quarter, this channel experienced net outflows of $1.4 billion, as asset allocation inflows only partially offset outflows that were concentrated in U.S. services. Institutional gross sales in the quarter, of which 91% were in Global and International services and nearly 30% were in Fixed Income services, were more than offset by outflows. Meanwhile, our pipeline of won but unfunded Institutional mandates fell by about $1 billion and now stands at $15 billion.

Highlights of our Retail channel are shown on display 11. Total AUM decreased by 4%, due primarily to market depreciation. Net outflows were primarily in equity services for both the U.S. and non-U.S. markets, with outflows lower than first quarter levels.

Turning to display 12, you'll see that our Private Client channel incurred modest net outflows. But, notably, this is the first time this channel has experienced quarterly net outflows in over seven years, as clients and prospects reacted to the continued market turbulence. Market depreciation totaled $1.7 billion, or 1.7%, as our private clients benefited from effective asset allocation advice.

Turning to display 13 for Institutional Research Services highlights, after a string of record quarters, revenue fell sequentially, but we're still up 7% versus last year's second quarter. The year-over-year growth was driven by our U.S. operations, while the sequential decline occurred globally as market volume decreased from an exceptionally robust first quarter.

Also, both our research and trading operations had excellent showings in separate surveys. In a leading independent survey of institutional investors covering both U.S. and European equities, Bernstein was again ranked number one on multiple key metrics of research quality. Also, in ITG’s BrokersEDGE survey, we were ranked number 1 in the U.S. and number two in the U.K./Europe for trading execution quality and value-added during 2007 among full-service brokers.

On display 14, you can see the global mix of our AUM. Assets managed on behalf of non-U.S. clients and assets in our Global and International services fell by nearly 4% year-over-year, which is a substantially lower rate than the 10% decline in total AUM. In stark contrast, assets managed on behalf of U.S. clients and U.S. services fell by 13% and 18%, respectively. Finally, non-U.S. clients in Global and International services each accounted for a larger percent of our total AUM than they did last year at this time -- by 200 and 400 basis points, respectively.

Display 15 shows that during the second quarter of 2008, the total AUM associated with our suite of Alternative Investment Services grew by 5% sequentially. As a reminder, the AUM figures on this display are predominately related to Hedge Funds, but now also include stand-alone Currency mandates as well as the invested capital of our Venture Capital Fund. The increase in Alternative Investment assets is due to new stand-alone Currency mandates, which were somewhat offset by depreciation in Hedge Fund services. Finally, clients of our Hedge Fund services are able to redeem assets semi-annually, with July 1 of 2008 being the most recent redemption date. The hedge fund outflows for July were moderate, with a portion of these assets remaining within the firm.

Now, let's switch to the income statement, beginning with revenues on display 16. Net revenues, at just over $1 billion, declined by 8% versus the prior-year quarter, due in large part to lower advisory fees, the result of both lower AUM and lower performance fees. Investment gains and losses includes $25 billion in mark-to-market gains on our Venture Capital Fund, 90% of which were earned on behalf of our clients and is consequently offset in a Non-Controlling Interest in Earnings caption shown on display 20. Additionally, we recorded $12 million in losses on investments related to our employee deferred compensation investments, which would compare most unfavorably to $42 million of mark-to-market gains in the second quarter of 2007. As a reminder, these mark-to-market gains and losses have a corresponding offset in current and future Incentive Compensation expense.

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

The substantial decrease in Dividend and Interest income and the corresponding offsetting decrease in Interest Expense below were largely a result of the outsourcing of our prime brokerage services as well as lower interest rates.

Display 17 provides some additional detail behind advisory fees. There you can see lower base fees and lower long-only performance fees contributed to the $50 million, or 6%, decline in total advisory fees at a ratio of roughly 60% and 40% respectively.

Our three asset management channels experienced a single-digit percent decline in revenue, ranging from down 3% in Private Client to down 9% in Retail, due primarily to lower AUM as lower performance fees were concentrated in our Institutional channel.

Operating expenses, detailed on display 18, declined by 8% year-over-year. I will discuss Employee Compensation and Benefits in more detail on display 19, so I'll begin our expense discussion with Promotion and Servicing expenses, which fell by 9%, or $16 million, in the quarter. Lower distribution plan payments, coupled with our increased focus on controllable expenses, such as travel, firm meetings and other discretionary expenses, account for the decline.

General and Administrative expenses were essentially flat as higher infrastructure costs to support our increased global headcount was offset by a recovery of a significant portion of the costs associated with the employee arbitrations that we discussed last quarter.

Display 19 details Employee Compensation and Benefits, which fell 10% to $428 million. Increased headcount, primarily hired in the second half of 2007, and 2008 merit raises increased base compensation by 18% versus the second quarter of 2007. While headcount was up 9% versus the prior-year quarter, we added only 50 employees during the second quarter after adding only five employees in the first quarter of 2008, taking total headcount up to 5,635 staff members, or just under 1% growth for 2008.

Incentive Compensation is down 25% year-over-year, due principally to lower accruals for cash bonuses. Mark-to-market losses on investments related to employee deferred compensation investments decreased incentive compensation by $7 million, versus a $19 million increase a year ago. We disclose the value of investments related to our deferred compensation investments on our balance sheet on display 36.

Commissions fell by 10% as declines in our three asset management channels were only slightly offset by the increase in Institutional Research Services commissions. Fringes and Other expenses were down 8%, predominantly due to lower recruitment expenses.

Turning to display 20, the summarized Income Statement, I'd like to point out a change to this display with respect to how we are showing the caption Non-Controlling Interest in Earnings. Historically, the expense impact of this line has been recorded as a part of general and administrative expenses. Accounting rules dictate that when this expense becomes material, it must be broken out “below the line” as a separate item. Due to this quarter's gains in our Venture Capital fund, which I mentioned earlier, we deem this disclosure appropriate.

In summary, while we continued to aggressively manage expenses, the severe decline in the global markets had a negative impact on our AUM and, subsequently, on our revenues. As a result, income and margins suffered. Net income declined by $55 million, or 16%, and the operating margin adjusted for Non-Controlling Interest in Earnings expense fell by 210 basis points to 28.9%. Finally, the firm's income tax rate increased by approximately 200 basis points to 10%, as income generated outside the US continues to grow as a percentage of consolidated income.

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

As shown on display 21, the Holding Company's 33.2% share of the Operating Partnership's earnings generated $93 million in the second quarter of 2008, versus $110 million in the same quarter last year, resulting in Net Income after taxes of $84 million. Diluted Net Income and Distributions per unit of $0.96 represent a 17% decrease versus the prior year's quarter.

I'll wrap by reiterating that despite continued global market turmoil and challenging capital market conditions, our singular focus remains providing our clients with superior investment returns and world-class service. Operationally, we will continue to very carefully invest in strategic initiatives vital to our long-term growth, while at the same time intensifying our efforts to control expenses. It will take all of these endeavors to ensure success for the stakeholders of AllianceBernstein. And now Lew and I will be happy to address your questions.

QUESTION AND ANSWER

Bill Katz

Good afternoon, everyone. I was looking deeper into your supplement at some of the relative performance trends, and it clearly looks a bit mixed. So far we've seen a few asset managers’ reports and the flow story has been pretty tepid at best. What is it that's going to get the flow story moving from a net outflow mode to a net inflow mode? Is there anything structurally that's changed in the industry in light of the marketplace in the last 12 months as you answer that question across the three distribution lines?

Lew Sanders

Bill, I think it's clear that there's been a broadly-based movement to risk aversion on the part of investors at large, whether they're wealthy private clients, retail clients or, for that matter, very well-heeled institutional clients. You can tell this, as I know you track, by the extraordinary growth in funds that focus on liquidity in the last 12 months they're up $1 trillion in assets, some 40% in the United States alone, a pattern that's been replicated in many other countries. The tepid description that applies to long-only services, I think, is a function of that phenomenon and it is of course cyclical. A setting which is more reassuring to investors will likely see a reallocation of that liquidity back to long-only mandates and we anticipate during that setting that we will participate.

 Bill Katz

Okay. I'm curious, in the institutional business this particular quarter, you didn't have any kind of update on the penetration into defined contribution. Was it not meaningful this quarter?  Can you provide a general update of how it's going in retirement services?

Lew Sanders

It wasn't that there's any change in emphasis here. Indeed, we formalized our efforts in defined contribution to the extent of actually establishing a unit dedicated to that purpose and that purpose alone. It's an important, if not the most important, initiative in the firm. But the character of that business, as you know, especially coming from the immature base from which we are approaching the market, is one of very long sales cycles. What I can report to you is that we continue, in our view, to do very well in engaging prospects and in participating in the competitions that are actually present in the marketplace, with win rates that make us really feel quite confident that in time this will become a very substantial business for the firm.

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

Bill Katz

Okay, thank you. I'll get back in queue.

Craig Siegenthaler

Good evening. First on relative performance, looking at some of your growth strategies, performance is generally very strong in the second quarter and even good in some of the longer-term metrics. It's a little bit of the opposite story on the value front, but I'm a little bit intrigued because flows between both strategies, on an organic growth basis, are actually still strong for the value side. When are we going to see an improvement in the flows in the growth styles?

Lew Sanders

First, you have to recognize that very short run changes in relative performance don't immediately reflect themselves in flows. The history of value is one with very strong relative performance over long periods of time, and the fact that value as a style is out of phase in the last 12 months wouldn't likely seriously disrupt its position in the market. Comparably, the re-emergence of growth as a style is of recent vintage, and it takes time before it's reflected in client choice and results in improved flows. We look forward to it downstream.

Craig Siegenthaler

Lew, my question was actually more on a relative performance basis than an absolute basis. I'm actually thinking on a relative standpoint because some of our competitors on the growth side have already started picking up in terms of growth flows.

Lew Sanders

Well, we haven't as yet, as you can see from the data.

Craig Siegenthaler

Second question is on the investment gain revenue line item. It's good to see the good disclosure here. Can we get a little bit better color on the asset mix? What is the level of assets which provide returns into that bucket? And if we can think about what portion of that is equity-sensitive so we can think about what marks we should think about into the third quarter.

Lew Sanders

The substantial majority is equity sensitive.

Craig Siegenthaler

And how large is that portfolio?

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

Lew Sanders

We actually disclose it. Refer to page 36 in the display package. It is $646 million at the end of June. It is a very, very substantial amount of money. You can see that in the short run in periods of high stock market volatility, it impacts quarterly results in a meaningful way.

Craig Siegenthaler

So it is simply the investments related to the deferred compensation line on page 36?

Jerry Lieberman

Yes, and there is a mix there between mutual funds and hedge funds. We want the employees to invest alongside our clients and they do so. So the majority is equity sensitive, the majority is mutual fund, but not immaterial amount is actually in hedge funds.

Craig Siegenthaler

Also some, I guess, is in venture capital too?

Jerry Lieberman

We only have one venture capital fund, and it was a small amount. I think in the next round we may see some employee participation, but not in the first one.

Lew Sanders

The company, however, as you know from Jerry's remarks, has a general partnership stake in the venture capital fund to the extent of 10% of the investment.

Craig Siegenthaler

Okay, great. Thanks a lot for taking my questions.

Marc Irizarry - Goldman Sachs - Analyst

It seems like the level of the institutional pipeline has been around this $15 billion level for some time, yet the flows when they come through, don’t appear that they ever really hit that run rate, and probably some of it maybe is on a net flow basis. Maybe you are seeing some headwinds in some places and tailwinds in others.

Lew, can you talk about what you are seeing in terms of the composition of that pipeline and maybe some trends from an institutional perspective on asset allocations?

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

 Lew Sanders

First of all, if you look at the gross inflows in institutional, they are running at approximately a $60 billion or so rate. If you think about the pipeline as having three or four months of duration at $15 billion, and you are replenishing it, it is going to be synced up such that the backlog and the reality of flows are in line.

If you study the net flows, what you will see is that new business is down just a little, redemptions are up just a little as cash flows out in existing accounts, a function of clients reallocating or in some way requiring funds from their account for other purposes. That combination has taken moderate net inflows to modest net outflows.

And as to the tone in the market, we are not seeing any noteworthy changes. It is a pattern of some level of opportunity, but subdued relative to where we were 12, 15, or 18 months ago, and that is throughout all the channels. Indeed, the pattern I described applies to all the channels, really fairly subtle changes, but with the scale of these numbers it swings you from moderate net inflows to modest net outflows.

Jerry Lieberman

We have not seen a loss of accounts. We are not losing clients, but cash is flowing out from the clients that we have. This is true both in retail as well as it is in institutional, with cash flow going out.

So far we have been holding onto our clients in all three channels, but the cash flow numbers have increased. And you can see that even for the quarter versus 12-month numbers, it's showing increased cash flow out.

Marc Irizarry

When you think about the cash management and the liquidity business and being able to be a solutions-based model for your clients, is your product mix and asset mix broad enough to sort of suit all those needs?

Lew Sanders

It's an interesting point you raise. If we were still in the cash management business today, I'm sure our flows would be much more impressive than they are. But, it's a business that in our judgment, is not strategically important. When that capital that today is seeking the safety of liquidity changes its objectives towards mandates with greater opportunity, I don't think we're in any way disadvantaged in recapturing share at that time.

Jerry Lieberman

As far as the solution-based strategy that we have, we are indeed seeing that in retail, where this is a fairly new phenomenon. It's gaining some traction. The redemption rates are significantly lower and this is much stickier than anything we've seen, certainly over the last seven, eight years, and of course you can see how sticky the money is in our private client channel. We're still confident that this strategy is the right one for our firm.

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

Lew Sanders

I'll just add one other point on your question, Marc, about the changing character of the business. I think it's pretty clear that in the long-term there is a shift towards alternatives from long-only mandates and it's a market that we, as you know, participate in. And you should anticipate you will see meaningfully more from us in the period ahead.

Marc Irizarry

Great, thank you.

Robert Lee

Good afternoon. Lew, I have a question for you. I know it's generally not your philosophy to roll out what I'll call one-off products, but given the market dislocations of the past year what kind of thought have you given to, as some of your competitors have had, rolling out specific opportunity products, whether it's in the fixed income space or even in the financial space?

Lew Sanders

I'm sorry for the interruption. I was just checking on what disclosure constraints might apply here. We are actually active in that domain and because of those constraints, which are merely marketing constraints around registration, I can't describe in detail what we're doing except to say that we are quite active and achieving some success. After we're in a position to report on it, we definitely will.

Robert Lee

For the private client group, I understand it's the first outflow you've had in about seven years in a given quarter. If I think back to, I guess what I'll call the last bear market, you were putting up pretty good flows, if memory serves me, during a pretty difficult period as well. What do you think is different now versus if I thought back to maybe late '01 or '02, when the markets were equally challenged, or maybe not as dramatic, but a pretty difficult time?

Lew Sanders

You have to be careful about how one defines bear markets. During the period '01/'02, the value style of investing was actually in a very robust recovery. As you know, the Bernstein private client business has its heritage in that domain and indeed had, as a result, successfully managed its clients' assets through an extremely severe general market contraction that had to do with the bursting of the TMT bubble.

Our success in '02, from the standpoint of overall flows, was a reflection of that phenomenon. The setting we find ourselves in '08 is very different; it's the value style that's actually leading this market contraction. If you look at the overall mix of our AUM in the private client channel, you'll see that while it is a multi-asset affair as part of an overall solution set for these clients, it is even now still skewed to value, which is why it isn't surprising that you're seeing some effect in our flows.

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

If you compare however these results to other cycles, at least thus far, I think we're doing pretty well in defending our market position during this hostile period. After all, this is the first quarterly outflow, it's really quite small, and in the last 12 months this business is still positive.

Jerry Lieberman

It includes all of the tumult of the last quarter, the last 12 months and also includes April, the tax outflow.

Robert Lee

Great, thank you.

Cynthia Mayer

In terms of the risk aversion you're seeing, are you seeing any difference between US clients and overseas clients? It looks like your assets are still tilting to being more from non-US clients, but I don't know if that's a function of flows or new accounts or what.

Lew Sanders

I just don't have the data at hand, Cynthia, to comment on whether there is greater risk aversion broadly outside the United States as opposed to in. My impression, while I can't support it with quantitative support here, is that risk aversion is global as opposed to any particular country. And what you're actually seeing instead is a general slowdown in flows for us, a modest pickup in outflows, that is, outflows from existing relationships, across the board.

But the secular trend towards non-US clients and global and international services continues nonetheless, which is why our share continues to shift as measured in those terms in the company overall. I think it's more about our continuing relative penetration in the global and international arena as opposed to risk aversion by geography.

Cynthia Mayer

Got it, that's really helpful. And then I'm wondering what's going on with expanding private client oversees. In this kind of environment is that the sort of thing that you would maybe pull back on a little bit as you control expenses?

 Lew Sanders

As you know, we put in place our initial presence in London in '06. We've continued to grow that, build that office out and we are actively considering next steps with regard to expansion offshore. It is true, and perhaps that's what prompts your question, that a direct physical presence of the variety we have here in the US, in markets like London are very high cost up front. But, there are other means to grow that business and we'll be considering our options on that score as we enter '09. It is a strategic imperative that the business globalize as has all the other parts of the firm.

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

Jerry Lieberman

And to add to a long answer to a short question, both internationally and domestically, we did slow down the hiring of financial advisors as the market started to slow down and our earnings started to slow down. So we gave real heavy investment for about four years running in our footprint domestically and then opening of our first step outside the US.

Cynthia Mayer

Great, thanks.

Roger Smith

Thanks a lot. I just want to go back to the investment gain line to make sure that I'm really clear of what's going on there. It looks like if I look at 2007, the second quarter there, it was a $42 million gain on the deferred comp line. And then the other piece there, the $4 million, would that be related to venture capital gains in the second quarter or is there really some other piece that gets put into this line?

Lew Sanders

There are other gains because the company has seed money, for instance, in various services, and it adds up to perhaps $100 million in total.  In an up market, there's going to be a gain on that and that's probably what you're seeing. The mark-to-market in venture capital, until this quarter, has not been material, which is why this is the first quarter we had to break it out.

Roger Smith

Okay, perfect. Thanks very much.

Jerry Lieberman

Roger, due to the volatility of this line, typically it's just the mark-to-market on deferred compensation. Our seed money here is $60 million, $70 million, $80 million, maybe $100 million at different points in time, but that’s not what drives this line.  Historically, it's really the deferred compensation.

Lew Sanders

Deferred compensation is 6.5 times the size of seed money.

Roger Smith

No doubt. And whatever happens on the venture capital, it goes right back in, where in the past, it's gone right into G&A? On a going forward basis we'll just see that come out as a separate line item in the expenses?

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

Jerry Lieberman

To the extent that it's material we have to break it out. If you go back, way back, we had significant minority interest from seven or eight joint ventures and things. They're all virtually gone except for one so what's going to drive this now is activity in our venture capital.

Roger Smith

Okay. And then just on the alternative investment services, which increased 5% in the quarter, I don't know if you talked about this at all, but can we get an idea of whether that pushed some of the funds closer to high water marks or is that more just new flows in there?

Jerry Lieberman

It's flows and it's not in hedge funds, it's more in currency services.

Roger Smith

Okay, great. Thanks very much.

Jerry Lieberman

Which is one of our newer initiatives and we're getting traction in currency services.

Roger Smith

Got you. Thanks a lot.

Bill Katz

I want to follow-up on that same question on the investment gain versus the non-controlling interest. Just trying to put together that $25 million mark to market gain in the revenue line before net income. It's also a $25 million deduction. Is there any kind of --?

Jerry Lieberman

No.  90% of the 25 is the deduction. We have a 10% interest in venture capital. The markup in the venture capital was 25, the offset is 90% of that which, is on behalf of all of our clients. The other small amount of money on the line is our minority interest for the one lone joint venture we're still in. We have a joint venture in Australia. Does that answer the question, Bill?

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

Bill Katz

Sure. That's fine. Can you just talk a little about the headcount and where the growth is coming from?

Jerry Lieberman

There's a small piece of it in IT which is a headcount increase but it's not an increase on an FTE basis. We significantly decreased our reliance on consultants and we've picked up some good IT folks. Although on a headcount number you see it going up, on an expense if anything it's actually going down. There's been investment in private client. We have not stopped increasing our hiring of financial advisors, although now at a lower rate than before, and the support for the financial advisors. That's primarily where it's been.

Bill Katz

Thank you.

Marc Irizarry

Jerry, just following along to that, can you give a little more color on where sort of the forward expense reductions could potentially come from and just how much expense is there that you could take out of the cost structure without hurting growth?

Jerry Lieberman

To your point, we have a delicate balancing act here and we're not a wire house, we’re not an organization that typically gets fat when things are good. When you go to the roots of the two firms, we are partnerships, we generally run lean. It all starts with headcount. We do not have any plans for a layoff. We do have plans to fund our strategic initiatives and what we're going to work really hard at doing is funding it through attrition and some efficiencies.

What we're looking for here is to keep the headcount flat for the rest of the year. Obviously incentive compensation will be managed based on the earnings of the firm, so to the extent the firm doesn't do well, that will be something. And we continue to remind people all the time around the discretionary spending, but we do not at all expect to have a layoff. There are no places to close anymore. We went through a fairly extensive restructuring about four years ago where we closed offices down and did consolidations, that's all been done. We don't have excess space right now.

Lew Sanders

Marc, I know you know this and Jerry did note it, but I think it's worth re-emphasizing; we have a series of initiatives that we think really matter to the future of this company and we're funding every one of them.

Jerry Lieberman

It's going to be a challenge for us finding out how we're going to do that, because we don't want to make a trade-off here of results for a quarter or a couple quarters for the future of the firm. On the other hand, we understand our responsibility here to manage expenses.

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

Lew Sanders

And I think you can see we've been quite aggressive on that score without sacrificing the support necessary to fund the initiatives that we think really matter.

 Marc Irizarry

 Great, thanks.

Cynthia Mayer

Just a very quick follow-up. I think you mentioned hedge fund outflows in July were moderate. I'm just wondering if you could be a little more specific. Is that under $100 million? And also, how much was the insurance recovery?

Jerry Lieberman

The outflows were around $500 million. Not as moderate as 100, but not anything significant. Remember these are six-month periods.

Cynthia Mayer

Right.

Jerry Lieberman

And the recovery was $8 million.

Cynthia Mayer

Okay, thank you.

Operator

 At this time, sir, there are no questions in queue.

Philip Talamo

Thanks, everyone, for participating on our call. As always, feel free to contact investor relations with any further questions and have a great evening.

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Final Transcript
Jul. 23. 2008 / 5:00PM ET, AB - Q2 2008 AllianceBernstein Holding L.P. Earnings Conference Call

Operator

 Ladies and gentlemen, this concludes today's conference call. You may now disconnect.

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